Exhibit 99.1

DSW Inc. Declares Quarterly Dividend of $0.15 Per Share

COLUMBUS, Ohio, March 1, 2012 - DSW Inc. (NYSE: DSW), a leading branded footwear and accessories retailer, announced that the Board of Directors approved a quarterly cash dividend payment of $0.15 per share. This is the Company's third consecutive quarterly dividend. The dividend will be paid on March 30, 2012 to shareholders of record at the close of business on March 20, 2012.

About DSW Inc.
DSW Inc. is a leading branded footwear and accessories retailer that offers a wide selection of brand name and designer dress, casual and athletic footwear and accessories for women, men and kids.  As of March 1, 2012, DSW operated 326 stores in 40 states and operated an e-commerce site, http://www.dsw.com, and a mobile website, http://m.dsw.com.  DSW also supplied footwear to 335 leased locations in the United States.  For store locations and additional information about DSW, visit http://www.dswinc.com. Follow DSW on Twitter at http://twitter.com/DSWShoeLovers and "like" DSW on Facebook at http://www.facebook.com/DSW.

SOURCE: DSW Inc.
Company Contact:
DSW Inc.
Jennie Wilson
Senior Vice President Finance & Controller
(855) 893-5691

Investor Contacts:
ICR, Inc.
Allison Malkin / Anne Rakunas
(203) 682-8200 / (310) 954-1113